UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34036 (Commission File Number)	91-1650317 (IRS Employer Identification No.)

70 West Madison StreetChicago, Illinois 60602

(Address of Principal executive offices, including Zip Code)

(312) 861-5900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2014, the Board of Directors of John Bean Technologies Corporation (the “Company”) adopted the Company’s Second Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”). The Second Amended and Restated Bylaws (a) incorporate the amendments adopted on May 7, 2009 and May 13, 2014 to the Company’s prior Amended and Restated Bylaws, and (b) add a new forum selection provision as Section 3.8 thereto, which provides that, unless otherwise waived by resolution of the Board of Directors, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Company’s Certificate of Incorporation or Bylaws (in each case, as they may be amended from time to time) or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

This summary is qualified in its entirety by reference to the Second Amended and Restated Bylaws, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of John Bean Technologies Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: August 19, 2014	By:	/s/ Brian A. Deck
	Name:	Brian A. Deck
	Title:	Executive Vice President, Chief Financial Officer and Treasure

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